Exhibit 10.5

PLEDGE AGREEMENT

dated and effective as of

May 24, 2012,

among

EL PASO BRAZIL, L.L.C.,

as Pledgor

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

EL PASO ÓLEO E GÁS DO BRASIL LTDA.

and

UNOPASO EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO E GÁS LTDA.,
as intervening parties

THIS PLEDGE AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE SENIOR LIEN INTERCREDITOR AGREEMENT (AS DEFINED HEREIN), AS SET FORTH MORE FULLY IN SECTION 5.13 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE SENIOR LIEN INTERCREDITOR AGREEMENT.

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS

SECTION 1.01.	Credit Agreement	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

PLEDGE OF EQUITY INTERESTS

SECTION 2.01.	Pledge	5
SECTION 2.02.	Registration of the Pledged Quotas	5
SECTION 2.03.	Representations, Warranties and Covenants	6
SECTION 2.04.	Registration in Nominee Name; Denominations	7
SECTION 2.05.	Voting Rights; Dividends and Interest, etc	8

ARTICLE III.

[RESERVED.]

ARTICLE IV.

REMEDIES

SECTION 4.01.	Remedies upon Default	9
SECTION 4.02.	Application of Proceeds	10

ARTICLE V.

MISCELLANEOUS

SECTION 5.01.	Notices	11
SECTION 5.02.	Security Interest Absolute	12
SECTION 5.03.	Limitation by Law	12
SECTION 5.04.	Binding Effect; Several Agreement	12
SECTION 5.05.	Successors and Assigns	13
SECTION 5.06.	Agent’s Fees and Expenses; Indemnification	13
SECTION 5.07.	Agent Appointed Attorney-in-Fact	14
SECTION 5.08.	GOVERNING LAW; JURISDICTION	14
SECTION 5.09.	Waivers; Amendment	14
SECTION 5.10.	Severability	15
SECTION 5.11.	Headings	15

i

Schedules

Schedule I	Obligations
Schedule II	Pledged Quotas

ii

This PLEDGE AGREEMENT dated and effective as of May 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among EL PASO BRAZIL, L.L.C., a Delaware limited liability company (the “Pledgor”), JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Agent” or the “Collateral Agent”) for the Secured Parties, EL PASO ÓLEO E GÁS DO BRASIL, LTDA. (“EP Brazil”) and UNOPASO EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO E GÁS LTDA. (“UNOPASO” and, together with EP Brazil, the “Companies”), as intervening parties.

WHEREAS, pursuant to the Credit Agreement, dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among EPE Holdings LLC (“Holdings”), EP ENERGY LLC (f/k/a Everest Acquisition LLC), a Delaware limited liability company (the “Borrower”), the Agent, as administrative agent and collateral agent, and the lenders from time to time parties thereto, the Borrower will from time to time incur loans and letter of credit obligations;

WHEREAS, (1) pursuant to the Indenture, dated as of April 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) among the Borrower and Everest Acquisition Finance Inc., as co-issuers (the “Co-Issuers”), each Subsidiary of the Borrower from time to time party thereto, and Wilmington Trust, National Association, as trustee (the “Trustee”), the Co-Issuers have issued 6.875% Senior Secured Notes due 2019 (together with any and all exchange notes and/or additional notes issued pursuant to the Indenture, collectively the “Notes”) and (2) pursuant to the Term Loan Agreement, dated as of April 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the lenders and agents party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (in such capacity, the “Term Loan Agent”), the Borrower is incurring Loans (as defined therein, the “Term Loans”);

WHEREAS, the Notes, the Term Loans and any Other Second-Priority Lien Obligations are and will be secured on a first-priority, pari passu basis by the Collateral and, on the date hereof, Citibank, N.A., as Second Lien Agent, Citibank, N.A., as the Term Loan Agent, and the Trustee are entering into the Pari Passu Intercreditor Agreement (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), which sets forth the rights and remedies of the Second-Priority Lien Obligations Secured Parties in the Collateral as amongst each other;

WHEREAS, pursuant to the Pledge Agreement, dated as of May 24, 2012, among the Pledgor, Citibank, N.A. and certain other parties thereto (the “First Lien Pledge Agreement  (Brazil)”), the Pledgor has granted to Citibank, N.A., as the Second Lien Agent, a first-priority lien and security interest in the Collateral to secure their obligations under the Second-Priority Lien Obligations Documents;

WHEREAS, pursuant to the Senior Lien Intercreditor Agreement dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Senior Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as RBL Facility Agent and the Applicable First Lien Agent, Citibank, N.A., as the Term Facility Agent, the Senior Secured Notes Collateral Agent and the Applicable Second Lien Agent (as each such terms are defined in the Senior Lien Intercreditor Agreement), Wilmington Trust, National Association, as Trustee under the Indenture, EP Energy LLC, the Subsidiaries of EP Energy LLC named therein and the other parties thereto, the liens upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the liens upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Second-Priority Lien Obligations Documents.

WHEREAS, the Pledgor is executing and delivering this Agreement pursuant to the terms of the Credit Agreement to induce the Lenders to extend credit;

WHEREAS, the Pledgor is the holder of 1,677,018,183 (one billion, six hundred seventy-seven million, eighteen thousand, one hundred and eighty-three) quotas issued by EP Brazil (“Issued EP Brazil Quotas”), which represents 99.99% (ninety-nine point ninety-nine percent) of the total quota capital of EP Brazil, and 108,841,986 (one hundred and eight million, eight hundred, forty-one thousand and nine hundred eighty-six) quotas issued by UNOPASO (“Issued UNOPASO Quotas”), which, represents 99.99% (ninety-nine point ninety-nine percent) of the total quota capital of UNOPASO;

WHEREAS, the Pledgor, as a Subsidiary of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend credit thereunder.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01.                              Credit Agreement.

(a)                                 Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. If the Second-Priority Lien Obligations Termination Date has occurred, a reference in this Agreement to the Applicable Second Lien Agent shall, unless the context requires otherwise, be construed as a reference to the Agent and this Agreement shall be interpreted accordingly.

(b)                                 The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.                              Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additionally Issued Quotas” has the meaning assigned to such term in Section 2.02(c).

“Agent” or “Collateral Agent” means the party named as such in this Agreement until a successor replaces it and, thereafter, means such successor.

“Agreement” has the meaning assigned to such term in the recitals hereto.

“Applicable Agent” means the Applicable Second Lien Agent (or, if the Second-Priority Lien Obligations Termination Date has occurred, the Agent).

“Applicable Second Lien Agent” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Brazilian Civil Code” means Brazilian Federal Law number 10.406 of 10/01/2002.

“Brazilian Requirements of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Brazilian Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Collateral” means the Pledged Quotas.

“Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Discharge” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“First Lien Pledge Agreements” means, together, the First Lien Pledge Agreement (Brazil) and the First Lien Pledge Agreement (U.S.).

“First Lien Pledge Agreement (Brazil)” has the meaning assigned to such term in the recitals hereto.

“First Lien Pledge Agreement (U.S.)” means that certain Pledge Agreement of even date herewith (as amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, each Subsidiary of the Borrower party thereto and the Second Lien Agent.

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Indemnitee” has the meaning assigned to such term in Section 5.06.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Issued EP Brazil Quotas” has the meaning assigned to such term in the recitals hereto.

“Issued UNOPASO Quotas” has the meaning assigned to such term in the recitals hereto.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Other Second-Priority Lien Obligations” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Pari Passu Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Permitted Liens” means Liens that are not prohibited by the Credit Agreement and those created by the First Lien Pledge Agreements.

“Pledged Quotas” has the meaning assigned to such term in Section 2.01, including the Additionally Issued Quotas.

“Pledgor” has the meaning assigned to such term in the recitals of this Agreement.

“Second Lien Agent” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Second-Priority Lien Obligations” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Second-Priority Lien Obligations Documents” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Second-Priority Lien Obligations Secured Parties” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Second-Priority Lien Obligations Termination Date” means, subject to the Senior Lien Intercreditor Agreement, the date on which the Discharge of Second-Priority Lien Obligations occurs; provided that if, at any time after the Second-Priority Lien Obligations Termination Date, the Discharge of Second-Priority Lien Obligations is deemed not to have occurred under the Senior Lien Intercreditor Agreement, the Second-Priority Lien Obligations Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Second-Priority Lien Obligations as a result of the occurrence of such first Discharge of Second-Priority Lien Obligations).

“Senior Lien Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Trustee” has the meaning assigned to such term in the recitals of this Agreement.

“U.S. Pledge Agreement” means the U.S. law pledge agreement entered into by and between the Pledgor and the Collateral Agent on this date.

ARTICLE II.

Pledge of Equity Interests

SECTION 2.01.                              Pledge. As security for the payment or performance, as the case may be, in full of the Obligations (detailed on Schedule I, for the purposes of Article 1424 of the Brazilian Civil Code), the Pledgor hereby pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a second lien security interest in all of the Pledgor’s right, title and interest in,:(a) the Equity Interests in the Companies, including the Issued EP Brazil Quotas and the Issued UNOPASO Quotas and any other Equity Interests in the Companies obtained in the future by the Pledgor together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; (b) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 2.05, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Quotas”).

SECTION 2.02.                              Registration of the Pledged Quotas.

(a)                                 The Pledgor undertakes to register this Agreement with the competent Registry of Deeds and Documents (Registro de Titulos e Documentos) in the City of Rio de Janeiro. Furthermore, the Pledgor shall file an amendment to the articles of association of the Companies with the Registry of Companies of the Rio de Janeiro State, duly reflecting the pledge created hereby.

(b)                                 The Pledgor shall, within 60 (sixty) calendar days from the date hereof, provide evidence to the Agent of the registration of this Agreement with the relevant Registry of Deeds and Documents, and of the registration of the relevant amendment to the articles of association of each Company with the Registry of Companies of the State of Rio de Janeiro. The

Applicable Agent in its reasonable discretion may elect to extend the term provided in this clause.

(c)                             The Pledgor agrees promptly (and in any event within 45 days after the acquisition (or such longer time as the Applicable Agent shall permit in its reasonable discretion)) to execute an Amendment to this Agreement in relation to any and all other quotas of the Companies which may be held by the Pledgor in the future (the “Additionally Issued Quotas”), in addition to performing any and all acts necessary to include such Additionally Issued Quotas as Pledged Quotas, subject to the pledge provided for hereunder. In particular, (i) the Amendment shall be submitted for annotation on the margin of the registration of this Agreement with the Registry of Deeds and Documents where it was registered, and (ii) the pledge of such Additionally Issued Quotas shall be duly reflected in the amendment to each applicable Company’s articles of association which provides for the issuing of such Additionally Issued Quotas and their acquisition by the Pledgor, indicating that such Additionally Issued Quotas are subject to the pledge created under this Agreement.

SECTION 2.03.                         Representations, Warranties and Covenants. The Pledgor represents and warrants to, and covenants with, the Agent, for the benefit of the Secured Parties, that:

(a)                                 Schedule II correctly sets forth the percentage of the issued and outstanding quotas of the Companies;

(b)                                 the Pledged Quotas, to the best of the Pledgor’s knowledge, have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c)                                  except for the security interests granted hereunder (and those securing Second-Priority Lien Obligations), the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement and with the First Lien Pledge Agreements, will continue to be the direct owner, beneficially and of record, of the Pledged Quotas indicated on Schedule II as owned by the Pledgor, (ii) possesses the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge or transfer of, or create or permit to exist, any security interest in or other Lien on, the Pledged Quotas, other than pursuant to a transaction permitted by the Credit Agreement and by the First Lien Pledge Agreements and other than Permitted Liens, and (iv) subject to the rights of the Pledgor under the Credit Documents to dispose of Pledged Quotas, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)                                 other than as set forth in the Credit Agreement or the schedules thereto or in the Second-Priority Lien Obligations Documents and except for restrictions and limitations imposed by the Credit Documents and by the First Lien Pledge Agreements, the Second-Priority Lien Obligations Documents or securities laws generally, the Pledged Quotas are and will continue to be freely transferable and assignable, and none of the Pledged Quotas is or will be subject to any option, right of first refusal (which are mutually waived by the Pledgor hereby), shareholders agreement or articles of association provisions or contractual restriction (except for the First Lien Pledge Agreements) of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Quotas hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e)                                  it has all corporate power and authorizations and others, including,  from third parties, to execute this Agreement and any amendment hereto, as well as to take all actions and perform all obligations hereunder and thereunder;

(f)                                   this Agreement is, and any amendment thereto on its respective date shall be, valid, binding and enforceable obligations to be performed by Pledgor, and shall thus remain valid, binding and enforceable, according to their terms;

(g)                                  execution of this Agreement or, as applicable, execution of any amendment and compliance with their respective terms and conditions, do not breach and are not contrary to any law, decree, rule, order, decision or resolution of any authority or government entity or to any contractual provision that is binding on Pledgor or that affects any of its assets and rights

(h)                                 other than as set forth in the Credit Agreement or the schedules thereto or in the Second-Priority Lien Obligations Documents, no consent or approval of any Governmental Authority (other than Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e Biocombustíveis) authorization for purpose of transfer of oil and gas concession rights„ any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(i)                                     by virtue of the execution and registry with the Registries of Deeds and Documents of this Agreement by the Pledgor, and of the filing of the amendments to the Companies’ Articles of Association with the competent Commercial Registry, in accordance with this Agreement, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Quotas, subject only to Permitted Liens and to the First Lien Pledge Agreements, as security for the payment and performance of the Obligations; and

(j)                                    the pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of the Agent in the Pledged Quotas as set forth herein.

SECTION 2.04.                         Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, (a) the Applicable Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to maintain the Pledged Quotas in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent), or the name of the Pledgor, endorsed or assigned in blank in favor of the Applicable Agent, and (b) the Pledgor will promptly give to the Applicable Agent copies of any notices or other communications received by it with respect to Pledged Quotas registered in the name of the Pledgor.

SECTION 2.05.                              Voting Rights; Dividends and Interest, etc.

(a)                                 Unless and until an Event of Default shall have occurred and be continuing and the Applicable Agent shall have given notice to the Pledgor of the Applicable Agent’s intention to exercise its rights hereunder:

(i)                            The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Quotas or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Credit Documents; provided that such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Credit Document or the ability of the Secured Parties to exercise the same.

(ii)                         The Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Quotas to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents, and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Quotas, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Quotas or received in exchange for any Pledged Quotas or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Quotas, and, if received by the Pledgor, shall be promptly (and in any event within 45 days following their receipt (or such longer time as the Applicable Agent shall permit in its reasonable discretion)) delivered to the Applicable Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Agent).

(b)                                 After the occurrence and during the continuance of an Event of Default and upon notice by the Applicable Agent to the Pledgor of the Applicable Agent’s intention to exercise its rights hereunder, all rights of the Pledgor to dividends, interest, principal or other distributions that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Applicable Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Applicable Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to receive and retain such amounts. All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 2.05 shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable Agent, for the benefit of the Secured Parties, and shall be forthwith received by the Applicable Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Agent) by the Pledgor. Any and all money and other property paid over to or received by the Applicable Agent pursuant to the provisions of this paragraph(b) shall be retained by the Applicable Agent in an account to be established by the Applicable Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Applicable Agent a certificate to that effect, the Applicable Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default and after notice by the Applicable Agent to the Pledgor of the Applicable Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05 shall cease, and, to the fullest extent permitted by Brazilian Requirements of Law, the Pledgor shall exercise (or refrain from exercising) all voting, consent and other rights in respect of the Pledged Quotas in accordance with, and shall take no action that is inconsistent with, the written instructions of the Applicable Agent, acting for the benefit of the Secured Parties; provided that the Applicable Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Applicable Agent a certificate to that effect, all rights of the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05 shall in each case be reinstated.

(d)                                 Any notice given by the Applicable Agent to the Pledgor suspending their rights under paragraph (a) of this Section 2.05(i) shall be in writing, (ii) may be given to one or more of the Pledgor at the same or different times and (iii) may suspend the rights of the Pledgor under paragraph (a)(i) or paragraph (a)(ii) of this Section 2.05 in part without suspending all such rights (as specified by the Applicable Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Applicable Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

[Reserved.]

ARTICLE IV.

Remedies

SECTION 4.01.                              Remedies upon Default. Subject to the Senior Lien Intercreditor Agreement and applicable Brazilian Requirements of Law (including Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e Biocombustíveis) authorization for purpose of transfer of oil and gas concession rights), upon the occurrence and during the continuance of an Event of Default, the Pledgor agrees to deliver each item of Collateral to the Applicable Agent on demand and it is agreed that the Applicable Agent shall have the right generally to exercise any and all rights afforded to a secured party under the applicable Brazilian Requirements of Law. Without limiting the generality of the foregoing, the Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law and subject to the terms and conditions of the Senior Lien Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future disposal as the Agent shall deem appropriate. The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Agent shall have the right to assign and transfer to the purchaser or purchasers thereof the Collateral so sold. The property sold shall be done so absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the Pledgor 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent may, without notice or publication, adjourn any private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the pal of the Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, possess, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided by the Brazilian Civil Code.

SECTION 4.02.                         Application of Proceeds. Subject to the terms of the Senior Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in accordance with Section 11 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent(including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE V.

Miscellaneous

SECTION 5.01.                         Notices. The notices to be sent by any of the parties hereto shall be deemed delivered when sent by public notary or judicial means, or when received against return receipt or notice by Empresa Brasileira de Correio e Telégrafos or else transmitted by telegram to the addresses below. Notices sent by fax or electronic mail shall be deemed received on the date of actual sending, provided that receipt thereof is confirmed by answerback (i.e., receipt issued by the sender’s machine). The respective originals shall be sent to the address below within two (2) business days from transmission of the message by fax or electronic mail, under penalty of voidability thereof.

For Pledgor:

El Paso Brazil, L.L.C.

1001 Louisiana St.

Houston, TX 77002

Attention: General Counsel

For Intervening Parties:

El Paso Óleo e Gás do Brasil Ltda.

Av. das Américas, 3434, Bloco 7, 3º andar

Centro Empresarial Mário Henrique Simonsen

Barra da Tijuca - Rio de Janeiro — RJ — Brazil

22.640-102

Attention: André Freitas dos Santos

Tel: (55 21) 3288-6063

andre.freitas@elpaso.com

For Agent:

JPMorgan Chase Bank, N.A.

712 Main Street, Floor 8 S

Houston, TX, 77002

Attn: Jo Linda Papadakis

Tel: (713) 216-7743

Fax: (713) 216-7770

jo.l.papadakis@jpmorgan.com

The parties hereto clarify that, during foreclosure of the guarantee hereunder, all notices referring to this Agreement and its provisions shall be sent as provided for above. Any notices to be sent by the parties hereto prior to any foreclosure of the guarantee hereunder shall follow the procedures set out in Section 13.2 of the Credit Agreement (whether or not then in effect).

SECTION 5.02.                         Security Interest Absolute. All rights of the Agent hereunder, the security interest in the Pledged Quotas and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document, or any other agreement or instrument, (b) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03.                         Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

SECTION 5.04.                         Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09.

SECTION 5.05.                         Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Agent hereunder shall at all times be the same person that is the “Collateral Agent” under the Credit Agreement. Written notice of resignation by the “Collateral Agent” pursuant to the Credit Agreement shall also constitute notice of resignation as the Agent under this Agreement. Upon the acceptance of any appointment as the “Collateral Agent” under the Credit Agreement by a successor “Collateral Agent”, that successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto.

SECTION 5.06.                         Agent’s Fees and Expenses; Indemnification.

(a)                                 The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 13.5 of the Credit Agreement.

(b)                                 Without limitation of its indemnification obligations under the other Credit Documents, the Pledgor jointly and severally agrees to indemnify the Agent and the other Persons entitled to indemnification under Section 13.5 of the Credit Agreement (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsels), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby (including in connection with the appointment of any successor Agent in accordance with the applicable Credit Documents and in connection with any filings, registrations or any other actions to be taken to reflect the security interest of such successor Agent), (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or the Pledgor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Credit Document by the Indemnitee or (iii) disputes, claims, demands, actions, judgments or suits not arising from any at or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Agent in its capacity as such).

(c)                                  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor.

SECTION 5.07.                         Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and to execute any instrument, in each case subject to the Senior Lien Intercreditor Agreement and after the occurrence and during the continuance of an Event of Default and with notice to the Pledgor, that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or distribution payment in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 5.08.                         GOVERNING LAW; JURISDICTION.

(a)                                 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE FEDERAL REPUBLIC OF BRAZIL.

(b)                                 ANY DISPUTES ARISING OUT OF THIS AGREEMENT WILL BE SETTLED BY THE COURTS OF THE CITY OF RIO DE JANEIRO, RIO DE JANEIRO STATE, TO THE EXCLUSION OF ANY OTHER, HOWEVER PRIVILEGED IT MAY BE.

SECTION 5.09.                         Waivers; Amendment.

(a)                            No failure or delay by the Agent, any Issuing Bank, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent, any Issuing Bank, the Lenders or any other Secured Party hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent, any Lender, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 13.1 of the Credit Agreement and except as otherwise provided in the Senior Lien Intercreditor Agreement. The Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c)                                  For the purpose of Section 5.09(b) above, the parties hereto agree that the Agent will follow the procedure as provided for in the U.S. Pledge Agreement.

SECTION 5.10.                         Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.11.                         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.                         Termination or Release.

(a)                                 This Agreement, the pledges made herein and all other security interests granted hereby, and all other Security Documents securing the Obligations, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor, as of the date when all the Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full or defeased in cash or immediately available funds and the Lenders and any other Secured Parties have no further commitment to lend under the Credit Agreement, the aggregate Total Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)                                 The Pledgor shall automatically be released from its obligations hereunder and the security interests in the Collateral of the Pledgor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which the Pledgor ceases to be a Restricted Subsidiary or such Subsidiary is released from its Subsidiary Guarantee and from its Subsidiary guarantees of all Credit Documents or otherwise ceases to be a Subsidiary Guarantor, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor.

(c)                                  (i) Upon any sale or other transfer by the Pledgor of any Collateral that is not prohibited by the Credit Agreement to any person that is not a Grantor under the Collateral Agreement (including in connection with a Casualty Event), or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d)                                 If any of the Collateral shall become subject to the release provision set forth in Section 2.05(b) of the Senior Lien Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

(e)                                  In respect of any assets or property constituting Collateral, such Collateral shall be released from the security interest created hereunder upon the release of the security interest in such assets or property securing any Second-Priority Lien Obligations, other than in connection with a Discharge of Second-Priority Lien Obligations.

(f)                                   The Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 13.17 of the Credit Agreement, all without delivery of any instrument or performance of any at by any party, and all rights to the Collateral shall revert to the Pledgor.

(g)                                  In connection with any termination or release pursuant to paragraph (a), (b), (c), (d) or (e)of this Section 5.12, the Agent shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release, and will duly assign and transfer to the Pledgor, such of the Pledged Quotas that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 5.12, the Pledgor shall be permitted to take any action in connection therewith consistent with such release. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents or the Senior Lien Intercreditor Agreement.

SECTION 5.13.                              Subject to Senior Lien Intercreditor Agreement.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to the Second Lien Agent pursuant to the First Lien Pledge Agreements, and (ii) the exercise of any right or remedy by the Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the limitations and provisions of the Senior Lien Intercreditor Agreement. In the event of any conflict between the terms of the Senior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Senior Lien Intercreditor Agreement shall govern.

SECTION 5.14.                            Second-Priority Lien Obligations Documents.

The Agent acknowledges and agrees, on behalf of itself and any Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the Second-Priority Lien Obligations Termination Date, the Pledgor shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the Applicable Second Lien Agent has a Lien superior in priority to the Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Second-Priority Lien Obligations Documents.

SECTION 5.15.                       Specific Performance.

This Agreement is and extrajudicial enforcement instrument (título executivo extrajudicial) and, for the purposes of this Agreement and of each addendum hereto, the Agent, representing the Secured Parties, may pursue specific performance of the obligations of Pledgor according to the Brazilian Civil Procedure Code.

SECTION 5.16.                       Right of Set-Off.

If an Event of Default shall have occurred and be continuing, each Lender, the Agent and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, the Agent or such Issuing Bank, irrespective of whether or not such Lender, the Agent or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender, the Agent and Issuing Bank under this Section 5.15 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Agent and such Issuing Bank may have. Notwithstanding anything to the contrary contained herein, no Secured Party or any of its respective Affiliates shall have a right to set off and apply any deposits held by, or other Indebtedness owing by, such Secured Party or any of its Affiliates to or for the credit or the account of any Subsidiary of a Credit Party that (i) is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (ii) is a Subsidiary of a Person described in clause (i), unless (in either case) such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Secured Party agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE VI.

Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e
Biocombustíveis) Requirements

SECTION 6.01.                         Transfer of Oil and Gas Concession Rights. For avoidance of doubt, notwithstanding anything to the contrary herein, any transfer of oil and gas concession rights (including the enforcement of the Pledge) shall be subject to Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e Biocombustíveis) approval.

SECTION 6.02.                         Pledgor’s Voting Rights. For avoidance of doubt, notwithstanding anything to the contrary herein, this Agreement does not limit, in any way, the Pledgor’s voting rights before the occurrence of an Event of Default. After the occurrence and during the continuance of an Event of Default, Pledgor’s voting rights shall be limited in order to preserve the guarantee created in accordance with this Agreement and the market value of the Pledged Quotas.

[Signature Pages Follow]

[Signature page 1/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., JPMorgan Chase Bank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

EL PASO BRAZIL, L.L.C.

By:	/s/ Mauro Marcus de Mello Martins
Name: Mauro Marcus de Mello Martins
Title: Attorney-in-Fact

EL PASO BRAZIL, L.L.C.

By:	/s/ Rodrigo Magalhães Fortes
Name: Rodrigo Magalhães Fortes
Title: Attorney-in-Fact

WITNESSES

1.	/s/ Marcia Tortora	2.	/s/ Mónica de Souza Lima
Name: Marcia Tortora		Name: Mónica de Souza Lima
ID Number: 07036347-8		ID Number: RG: 020160916-1
		CPF: 095.865.657-69

Signature Page – Brazilian Pledge Agreement (Second Lien)

[Signature page 2/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., JPMorgan Chase Bank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Ryan Fuessel
	Name:	Ryan Fuessel
	Title:	Authorized signor

Signed, sealed and delivered in presence of:

/s/ Rose M. Davis

Print Name of Witness:	Rose M. Davis

/s/ Alexandra Lahiff

Print Name of Witness:	Alexandra Lahiff

STATE OF Texas	)
)ss.
COUNTY OF Harris	)

The foregoing instrument was acknowledged before me, a Notary Public, this 22nd day of May, 2012, by Ryan Fuessel, the Exec. Director of JPMORGAN CHASE BANK., N.A., a national banking corporation, who was personally known to me, or who produced the following identification: TDL.

/s/ Frankie L. Morgan
Notary Public
Print Name:	Frankie L. Morgan
My commission expires:	10-29-2015

[Signature Page – Second Lien Brazilian Pledge Agreement]

[Signature page 3/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., JPMorgan Chase Bank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

EL PASO ÓLEO E GÁS DO BRASIL LTDA., as intervening party

By:	/s/ André Freitas dos Santos
Name: André Freitas dos Santos
Title: Chief Executive Officer

By:	/s/ Paulo Celso Lopes da Silva
Name: Paulo Celso Lopes da Silva
Title: Chief Administrative Officer

WITNESSES

1.	/s/ Marcia Tortora	2.	/s/ Mônica de Souza Lima
Name: Marcia Tortora		Name: Mônica de Souza Lima
ID Number: 07036347-8		ID Number: RG: 020160916-1
		CPF: 095.865.657-69

Signature Page – Brazilian Pledge Agreement (Second Lien)

[Signature page 4/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., JPMorgan Chase Bank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

UNOPASO EXPLORAÇÃO E PRODUÇÃO DE
PETRÓLEO E GÁS LTDA., as intervening party

By:	/s/ André Freitas dos Santos
Name: André Freitas dos Santos
Title: Chief Executive Officer

By:	/s/ Paulo Celso Lopes da Silva
Name: Paulo Celso Lopes da Silva
Title: Chief Administrative Officer

WITNESSES

1.	/s/ Marcia Tortora	2.	/s/ Mônica de Souza Lima
Name: Marcia Tortora		Name: Mônica de Souza Lima
ID: 07036347-8		ID:	RG: 020160916-1
			CPF: 095.865.657-69

Signature Page – Brazilian Pledge Agreement (Second Lien)

Schedule I

to the Pledge Agreement

Summary of the Terms and Conditions of the Obligation

Credit Agreement

Credit Agreement, dated as of May 24, 2012, among EPE Holdings LLC, EP ENERGY LLC (f/k/a Everest Acquisition LLC), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time parties thereto (the “Credit Agreement”). All capitalized terms used but defined in this Schedule I have the meanings provided therefor in the Credit Agreement.

(a) Nature of the Credit Facility: Reserve-based revolving credit facility (the “Revolving Credit Facility”).

(b) Initial Maximum Commitments: $2,000,000,000 (the “Initial Commitments”), which may be increased as described in clause (c) below.

On the Closing Date, the Borrower will borrow loans under the Revolving Credit Facility in an aggregate principal amount of approximately $800,000,000 and will “roll over” certain existing letters of credit to become letters of credit issued under the Revolving Credit Facility. The available amount of Commitments under the Revolving Credit Facility will be reduced dollar-for-dollar by the foregoing borrowing and L/C issuance.

The Borrower may borrow up to the lesser (the “Loan Limit”) of the Total Commitments and the Borrowing Base.

(c) Incremental Increases to Initial Commitments: At the request of the Borrower and subject to the terms and conditions set forth in the Credit Agreement, the aggregate amount of Commitments may be increased in a minimum amount of $10,000,000 per increase up to $4,000,000,000.

(d) Interest Rate: The Borrower, at its option, can borrow either ABR Loans or LIBOR Loans. ABR Loans shall bear interest at (i) a base rate determined by reference to the highest of (1) the Federal Funds Effective Rate plus 50 basis points, (2) the prime commercial lending rate of JPMorgan Chase Bank, N.A. and (3) the LIBOR Rate for a one-month Interest Period on such day plus 100 basis points; plus (ii) the Applicable Margin (as set forth in the grid below). LIBOR Loans shall bear interest at the LIBOR Rate plus the Applicable Margin (as set forth in the grid below).

“Applicable Margin” means, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	X < 30%	> 30% X < 60%	>60% X < 80%	> 80% X < 90%	X>90%
LIBOR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
ABR Loans	0.50%	0.75%	1.00%	1.25%	1.50%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

(e) Unused Commitment Fee: In addition to paying interest on any outstanding Loans under the Revolving Credit Facility, the Borrower is required to pay a Commitment Fee, which shall be computed for each day at the Commitment Fee Rate (as set forth in the grid above) on the Available Commitment, based upon the Borrowing Base Utilization Percentage in effect, on such day.

“Available Commitment” as of any date of determination equals the Loan Limit minus the aggregate principal amount of outstanding Loans and, subject to the terms of the Credit Agreement, outstanding letters of credit of all Lenders.

(f) Default Rate: In the case of overdue principal, the Borrower is required to pay a Default Rate that equals 2% plus the interest rate that is otherwise applicable. In the case of overdue interest, the Borrower is required to pay a Default Rate that equals 2% plus the interest rate that would be payable with respect to ABR Loans.

(g) Maturity Date: The Initial Maturity Date of the Revolving Credit Facility shall be the fifth anniversary of the Closing Date (May 24, 2012). At the Borrower’s request and subject to the terms and conditions set forth in the Credit Agreement, the Commitments and the related Loans may be extended beyond the Initial Maturity Date.

Schedule II

to the Pledge Agreement

Pledged Quotas

(i) Issued EP Brazil Quotas:

Pledgor – EL PASO BRAZIL, L.L.C.

Number of Quotas – 1,677,018,183

Par Value – R$ 1.00

Total Par Value – R$ 1,677,018,183.04

(ii) Issued UNOPASO Quotas:

Pledgor – EL PASO BRAZIL, L.L.C.

Number of Quotas – 108,841,986

Par Value – R$ 1.00

Total Par Value – R$ 108,841,986.40